Exhibit 99.1

Ondas Holdings Inc. Announces Appointment of Jas Sood

to Board of Directors

SUNNYVALE, Calif. – January 20, 2021 - Ondas Holdings Inc. (NASDAQ: ONDS), a developer of proprietary, software-based wireless broadband technology for large established and emerging industrial markets (“Ondas” or the “Company”), announced today the appointment of Jaspreet (Jas) Sood to its Board of Directors (the “Board”), effective January 19, 2021.

Ms. Sood is a seasoned technology executive with proven expertise across many different corporate functions over her 25-year career in enterprise IT markets. Since 2007, Ms. Sood has held a variety of executive level positions within Hewlett Packard Enterprise (“HPE”) (NYSE: HPE), and its predecessor companies in the areas of sales, business operations, strategy, product GTM, and finance. She currently serves as the North America Sales Vice President and General Manager, Infrastructure and Services, and is responsible for business performance related to Servers, Storage, AI-based Supercomputing, and Services.

Ms. Sood holds an MBA with an emphasis in Technology Management from Pepperdine University and a bachelor’s degree in Economics from the University of California, Irvine. In 2018, 2019, and 2020, she was honored as a “CRN Power 100 Woman of the Channel” and is routinely featured as a guest speaker at various technology industry events.

“Jas is an exceptionally talented executive who brings incredible leadership experience and valuable relationships to our Company which will help us execute our MC-IoT growth plan,” said Eric Brock, CEO and Chairman of Ondas Holdings. “We are delighted to have her join our Board as an independent director. We are confident that her enterprise technology experience will prove invaluable as we build the partner ecosystem around our FullMAX platform.”

“I am very excited to join the Ondas team at this important juncture as it scales large industrial markets with its disruptive MC-IoT technology platform,” said Ms. Sood. “I look forward to working with Eric and his management team as we drive broader platform adoption and continue to build value for customers.”

Also on January 19, 2021, Thomas V. Bushey resigned as the Company’s President. Mr. Bushey will continue to serve on the Company’s Board, and will serve as a consultant to the Company. Stewart Kantor, the Company’s Chief Financial Officer, Secretary and Treasurer, was appointed as the Company’s President.

About Ondas Holdings Inc.

Ondas Holdings Inc., through its wholly owned subsidiary, Ondas Networks Inc., is a developer of proprietary, software-based wireless broadband technology for large established and emerging industrial markets. The Company’s standards-based, multi-patented, software-defined radio FullMAX platform enables Mission-Critical IoT (MC-IoT) applications by overcoming the bandwidth limitations of today’s legacy private licensed wireless networks. Ondas Networks’ customer end markets include railroads, utilities, oil and gas, transportation, aviation and government entities whose demands span a wide range of mission critical applications. These markets require reliable, secure broadband communications over large and diverse geographical areas, many of which are within challenging radio frequency environments. Customers use the Company's FullMAX technology to deploy their own private licensed broadband wireless networks. The Company also offers mission-critical entities the option of a managed network service. Ondas Networks’ FullMAX technology supports IEEE 802.16s, the new worldwide standard for private licensed wide area industrial networks. For additional information, visit www.ondas.com or follow Ondas Networks on Twitter and LinkedIn.

Forward Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including, the risks discussed under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 13, 2020, in our Quarterly Report on Form 10-Q filed with the SEC on November 6, 2020, and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

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Contacts

Investors:

Stewart Kantor, CFO

Ondas Holdings Inc.

888.350.9994 Ext. 1009

ir@ondas.com

Media:

Dan Gagnier/Jeffrey Mathews

Gagnier Communications

646.569.5897

ondas@gagnierfc.com